EXHIBIT 99.1
[Chesapeake  Utilities
Corporation  Logo]



FOR  IMMEDIATE  RELEASE
MAY  3,  2004
NYSE  SYMBOL:  CPK

                CHESAPEAKE UTILITIES CORPORATION REPORTS EARNINGS
                      FOR THE QUARTER ENDED MARCH 31, 2004

DOVER, DELAWARE - Chesapeake Utilities Corporation (NYSE: CPK) today announced results for the quarter ended March 31, 2004. Net income, including discontinued water operations, was $5.7 million or $0.98 per share (fully diluted) compared to net income for 2003 of $6.5 million or $1.13 per share (fully diluted). Income from continuing operations was $5.8 million or $0.99 (fully diluted) per share for the first quarter of 2004, compared to $6.6 million or $1.16 (fully diluted) per share in 2003. The decrease in earnings principally reflects a decline in gross margin and operating income for the Company's propane operations. This decline was due primarily to warmer temperatures on the Delmarva Peninsula that reduced volumes sold by the distribution operation and reduced volatility in propane commodity prices that resulted in lower earnings for the propane wholesale marketing operations. Results for the natural gas business were essentially flat, as continued strong customer growth offset the impact of warmer weather on the Company's Delmarva natural gas distribution business.

"We are pleased that the strong growth in our natural gas distribution customer base largely offset the impact of warmer weather on that business during the first quarter of 2004. While propane gross margin was also down due to warm weather, the impact on operating income was partially mitigated by reducing operating expenses," stated John R. Schimkaitis, President and Chief Executive Officer of Chesapeake Utilities Corporation. "First quarter results also highlight the successful implementation of our strategic plan. The sale of nearly all of our water operations last year has virtually eliminated the loss from these activities."

The following discussions of the results for the quarter and the twelve months ended March 31, 2004, each use the term "gross margin." "Gross margin" is a non-GAAP financial measure that management uses to evaluate its business. For an explanation of the calculation of "gross margin" see the Supplemental Income Statement Data below.

RESULTS  FOR  THE  QUARTER  ENDED  MARCH  31,  2004
Natural gas gross margin increased $708,000 or 5 percent; however, an increase in operating expenses more than offset the increased gross margin, resulting in a decrease of $63,000 in operating income. Gross margin for Delaware and Maryland increased $306,000 due to residential customer growth of 6.5 percent, that offset temperatures, measured in heating degree-days, which were 4 percent warmer than 2003. The Florida operations gross margin was $270,000 higher than last year due to residential customer growth of 5 percent. The transmission operations increased gross margin by $132,000 as a result of increased levels of transportation services. Operating expenses were higher due to increased payroll, pension, insurance and customer service costs.

Propane distribution operations on the Delmarva Peninsula were affected by temperatures, measured in heating degree-days, that were 4 percent warmer than the first quarter of 2003. Management estimates that the warmer temperatures resulted in a decrease of $189,000 in propane gross margin. Volumes sold to poultry industry customers also declined as a result of the closing of a processing plant and an outbreak of avian flu on the Delmarva Peninsula. Additionally, the gross margin on the propane sold decreased by $0.05 per gallon. These factors resulted in a decrease of $702,000 in Delmarva propane distribution gross margin. Florida propane distribution gross margin declined by $183,000. This was primarily due to gross margin from a one-time service project that increased 2003 results by $192,000. Additionally, propane wholesale marketing operations experienced a drop of $924,000 in gross margin, partially offset by a decrease of $268,000 in operating expenses. Lower wholesale marketing gross margin resulted from fewer trading opportunities due to low wholesale price volatility.

The advanced information services segment experienced an increase of $10,000, or 16 percent, in operating income. A decrease in operating expenses, primarily sales and marketing, more than offset a decline in gross margin.

Losses from discontinued operations decreased by $127,000 during the first quarter, reflecting the sale of the majority of the water businesses during 2003.

RESULTS  FOR  THE  TWELVE  MONTHS  ENDED  MARCH  31,  2004
Income from continuing operations decreased slightly to $9.2 million, or $1.61 per share (fully diluted), from $9.2 million or $1.64 per share (fully diluted) in 2003. Higher operating income from the natural gas, advanced information services and other segment was offset by a decline in the propane segment. Net income, after the results of discontinued operations, for the 12 months ended March 31, 2004 was $8.6 million or $1.49 per share (fully diluted) compared to net income for the twelve months ended March 31, 2003 of $7.3 million or $1.31 per share (fully diluted).

The natural gas segment benefited from residential customer growth of 6 percent on the Delmarva Peninsula and 5 percent in Florida. This growth offset temperatures that were 3 percent warmer, measured in heating degree-days, on the Delmarva Peninsula. Florida also added two new industrial customers in the first quarter of 2003 that contributed to increased gross margin. These increases were partially offset by a decrease in the transmission operation, where higher operating expenses offset a gross margin increase.

The Delmarva propane distribution operations increased operating income by $365,000. Gross margin increased $165,000 and operating expenses declined
$200,000. These improvements were more than offset by decreases in the Florida propane distribution operations and the propane wholesale marketing operation. The operating income for Florida declined by $549,000. A decrease of $192,000 related to a non-recurring service project that was completed in the first quarter of 2003. Additionally, service revenues in Florida declined. As noted above, the propane wholesale marketing decrease was caused by fewer trading opportunities due to low wholesale price volatility.

Operating income for the advanced information services segment increased $224,000 in 2004 compared to 2003. Although gross margin for the segment declined by $493,000, cost-cutting initiatives put into place more than offset the revenue decline and led to an improvement in results in this segment for the 12 months ended March 31, 2004.

Losses from discontinued operations decreased $1.2 million in 2004 compared to 2003. This improvement relates primarily to a charge for goodwill impairment recorded in the fourth quarter of 2002 for $1.5 million pre-tax ($973,000 after tax).

On December 31, 2003, the Company restated its financial statements in order to reflect its Delaware and Maryland natural gas divisions on the "accrual" rather than the "as billed" revenue recognition method. The Company's Florida division has historically used the "accrual" method in accordance with Florida Public Service Commission requirements. The Delaware and Maryland divisions have historically used the "as billed" method to recognize revenues consistent with the rate-setting processes in those states. This change, which had an insignificant effect on the Company's annual results, reflects gas consumed by the Company's customers through the last day of the accounting period as revenue. Please see the Company's report on Form 10-K for December 31, 2003 for further information.

CONSOLIDATED  STATEMENTS  OF  INCOME
FOR  THE  PERIODS  ENDED  MARCH  31,  2004  AND  2003
DOLLARS  IN  THOUSANDS  EXCEPT  PER  SHARE  AMOUNTS


-------------------------------------------------------------------------------------------------
                                              --- FIRST   QUARTER ---    --- 12 MONTHS ENDED ---
                                              -- 2004 --   -- 2003 --    -- 2004 --   -- 2003 --
                                                          RESTATED (1)               RESTATED (1)
-------------------------------------------------------------------------------------------------
OPERATING REVENUES . . . . . . . . . . . . .  $   63,762   $   62,960    $  163,101   $  151,986

OPERATING EXPENSES
   Cost of sales, excluding costs below. . .      40,310       38,370        96,621       86,728
   Operations. . . . . . . . . . . . . . . .       9,254        8,915        33,164       32,154
   Maintenance . . . . . . . . . . . . . . .         381          419         1,699        1,894
   Depreciation and amortization . . . . . .       1,811        1,736         7,164        7,062
   Other taxes . . . . . . . . . . . . . . .       1,307        1,209         4,485        4,197
-------------------------------------------------------------------------------------------------
 Total operating expenses. . . . . . . . . .      53,063       50,649       143,133      132,035
-------------------------------------------------------------------------------------------------
OPERATING INCOME . . . . . . . . . . . . . .      10,699       12,311        19,968       19,951

OTHER INCOME . . . . . . . . . . . . . . . .         103           54           287          236

INTEREST CHARGES . . . . . . . . . . . . . .       1,327        1,466         5,567        5,265
-------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES . . . . . . . . .       9,475       10,899        14,688       14,922

INCOME TAXES . . . . . . . . . . . . . . . .       3,701        4,262         5,472        5,695
-------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS. . . . . .       5,774        6,637         9,216        9,227

LOSS FROM DISCONTINUED
OPERATIONS, NET OF TAX
  Discontinued operations, net . . . . . . .         (35)        (162)         (672)      (1,886)
  Gain on sale, net. . . . . . . . . . . . .           -            -            12            -
-------------------------------------------------------------------------------------------------
Total net loss from discontinued operations.         (35)        (162)         (660)      (1,886)

-------------------------------------------------------------------------------------------------
NET INCOME . . . . . . . . . . . . . . . . .  $    5,739   $    6,475    $    8,556   $    7,341
=================================================================================================

Average Shares Outstanding . . . . . . . . .   5,688,430    5,561,504     5,642,016    5,518,402

Earnings Per Share - Basic
---------------------------
From continuing operations . . . . . . . . .  $     1.01   $     1.19    $     1.63   $     1.67
From discontinued operations . . . . . . . .        0.00        (0.03)        (0.11)       (0.34)
-------------------------------------------------------------------------------------------------
Net Income . . . . . . . . . . . . . . . . .  $     1.01   $     1.16    $     1.52   $     1.33
=================================================================================================

Earnings Per Share - Diluted
----------------------------
From continuing operations . . . . . . . . .  $     0.99   $     1.16    $     1.61   $     1.64
From discontinued operations . . . . . . . .       (0.01)       (0.03)        (0.12)       (0.33)
-------------------------------------------------------------------------------------------------
Net Income . . . . . . . . . . . . . . . . .  $     0.98   $     1.13    $     1.49   $     1.31
=================================================================================================

(1)  The impact of the restatement on the first quarter of 2003 was a decrease of
     $965  thousand  to  Operating  Revenue,  a  decrease  of  $256  thousand  to
     Gross Margin and Operating Income, a decrease of $153 thousand  in  Net Income, and  a  decrease  of  $0.03  to  basic  and  fully  diluted  Earnings Per
     Share. The impact for the 12 months ended March  31,  2003  was  a  decrease of  $188  thousand  to  Operating  Revenue,  a decrease of $81 thousand to
     Gross Margin and Operating Income, a  decrease  of  $49  thousand  in  Net
     Income  and  a  decrease  of  $0.01  to  basic  and  fully  diluted  Earnings
     Per  Share.

SUPPLEMENTAL  INCOME  STATEMENT  DATA
FOR  THE  PERIODS  ENDED  MARCH  31,  2004  AND  2003
DOLLARS  IN  THOUSANDS



-------------------------------------------------------------------------------------------------
                                              --- FIRST   QUARTER ---    --- 12 MONTHS ENDED ---
                                              -- 2004 --   -- 2003 --    -- 2004 --   -- 2003 --
                                                          RESTATED (1)               RESTATED (1)
-------------------------------------------------------------------------------------------------
GROSS MARGIN (2)
   Natural Gas . . . . . . . . . . . . . . .  $   15,037   $   14,329    $   45,521   $   42,592
   Propane . . . . . . . . . . . . . . . . .       7,154        8,962        15,696       16,951
   Advanced Information Services . . . . . .       1,331        1,380         5,511        6,004
   Other . . . . . . . . . . . . . . . . . .         (70)         (81)         (248)        (289)
-------------------------------------------------------------------------------------------------
 TOTAL GROSS MARGIN. . . . . . . . . . . . .  $   23,452   $   24,590    $   66,480   $   65,258
=================================================================================================

OPERATING INCOME
   Natural Gas . . . . . . . . . . . . . . .  $    7,218   $    7,281    $   16,590   $   16,114
   Propane . . . . . . . . . . . . . . . . .       3,322        4,885         2,312        3,131
   Advanced Information Services . . . . . .          72           62           702          478
   Other . . . . . . . . . . . . . . . . . .          87           83           364          228
-------------------------------------------------------------------------------------------------
 TOTAL OPERATING INCOME. . . . . . . . . . .  $   10,699   $   12,311    $   19,968   $   19,951
=================================================================================================

HEATING DEGREE-DAYS
Actual . . . . . . . . . . . . . . . . . . .       2,453        2,566         4,602        4,730
10-Year Average. . . . . . . . . . . . . . .       2,271        2,263         4,409        4,393
-------------------------------------------------------------------------------------------------

(1) The impact of the restatement was a decrease to both Gross Margin and Operating Income of $256 thousand for the first quarter of 2003 and  $81  thousand  for  the  12  months  ended  March  31,  2003.

(2)  "Gross  margin" is determined by deducting the cost of sales from operating revenue.  Cost  of  sales  includes  the  purchased  gas  cost  for  natural gas  and  propane and the cost of labor spent on direct revenue-producing activities  for  advanced  information  services.  This should not be considered an alternative to operating income  or  net  income,  which are  determined  in  accordance  with  Generally  Accepted  Accounting
     Principles  ("GAAP").  Chesapeake  believes  that  gross  margin,  although a  non-GAAP measure, is useful and meaningful to investors because it provides them  with  information  that  demonstrates  the  profitability  achieved by the  Company  under its allowed rates for  regulated  operations and  under its  competitive  pricing  structure  for  non-regulated  segments, as a  basis for  making  investment  decisions.  Chesapeake's  management uses  gross  margin  in  measuring certain performance goals and  has historically  analyzed  and  reported  gross  margin  information  publicly.
     Other companies may calculate gross margin in a different manner.

Matters discussed in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Cautionary Statement in the Company's report on Form 10-K for the year ended December 31, 2003 for further information on the risks and uncertainties related to the Company's forward-looking statements.

Chesapeake Utilities Corporation is a diversified utility company engaged in natural gas distribution and transmission, propane gas distribution and wholesale marketing, advanced information services and other related services. Information about Chesapeake's businesses is available on the World Wide Web at www.chpk.com.



For  more  information,  contact:
Michael  P.  McMasters
Vice  President  &  Chief  Financial  Officer
302.734.6799